SECURED PROMISSORY NOTE

Beijing, People’s Republic of China
January 31, 2008

FOR VALUE RECEIVED, Well Chance Investments Limited, a company incorporated under the laws of the British Virgin Islands ("Borrower"), hereby promises to pay to the order of RMK Emerging Growth Opportunity Fund LP ("Lender"), in lawful money of the United States at the address of Lender set forth herein, the principal amount of $244,733.15 (the “Initial Loan”), together with the Initial Loan Premium, and Additional Loan Fee (if applicable), as all such terms are defined in the Loan Agreement. This Secured Promissory Note (the "Note") has been executed by Borrower as of the date set forth above (the "Effective Date") pursuant to the Loan Agreement entered into as of the date hereof between Lender and Borrower (the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

1. Initial Loan Premium and Additional Loan Fee. The Note shall bear an Initial Loan Premium and Additional Loan Fee (if applicable) (collectively, the “Total Loan Fees”), as such terms are defined and described in Section 2.3 of the Loan Agreement.

2. Repayment. All or any portion of the principal under the Note, the applicable Total Loan Fees thereon and all other sums due hereunder, shall be due and payable to Lender according to the repayment terms set forth in Section 2.3 of the Loan Agreement.

3. Secured Indebtedness. The indebtedness represented by this Note is secured pursuant to the Security Agreement dated as of the Initial Loan Closing Date in favor of Lender.

4. Application of Payments.

4.1. Except as otherwise expressly provided herein, payments under this Note shall be applied according to the terms set forth in Section 2.3 of the Loan Agreement.

4.2. Upon payment in full of the Initial Loan and Total Loan Fees thereon, this Note shall be marked "Paid in Full" and returned to Borrower.

5. Waiver of Notice. Borrower hereby waives diligence, notice, presentment, protest and notice of dishonor.

6. Transfer. This Note may be transferred by Lender at any time, provided that such transfer complies with applicable federal and state securities laws.

7. Events of Default. The occurrence of the events described in either Sections 7.3 or 7.4 herein, if not cured within a ten (10) Business Day cure period from the date of such default, or the occurrence of the events described in Sections 7.1 and 7.2 herein, for which there shall be no cure period (each event an “Event of Default”), if any, shall constitute an Event of Default of the Borrower:

7.1 the Borrower’s failure to make full repayment of the Loan (including all remaining outstanding Loan Principal and applicable outstanding Initial Loan Premium and Additional Loan Fee), as described in the Loan Agreement or the Note, to Lender on or before 455th day after the Initial Loan Closing Date.

7.2 in the event that there is a closing of an Equity Financing, the Borrower’s failure to deliver full repayment of the Loan (including all remaining outstanding Loan Principal and applicable outstanding Initial Loan Premium and Additional Loan Fee) to Lender within five (5) Business Days of the closing date of the Equity Financing as set forth and in accordance with Section 2.3(a) of the Loan Agreement.

7.3 A breach of any representation, warranty, covenant or other provision of this Note, the Loan Agreement or the Security Agreement.

7.4 (i) The application for the appointment of a receiver or custodian for Borrower or the property of Borrower, (ii) the entry of an order for relief or the filing of a petition by or against Borrower under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against Borrower, or (iv) the insolvency of Borrower.

Upon the occurrence of any Event of Default that is not cured within any applicable cure period, if any, Lender may elect, by written notice delivered to Borrower, to take at any time any or all of the following actions: (i) declare this Note to be forthwith due and payable (“Note Payment Declaration”), whereupon the entire unpaid Loan Principal, together with the unpaid applicable outstanding Initial Loan Premium and Additional Loan Fee (if applicable) owed to the Lender, and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder or available at law or in equity. In the event of a Note Payment Declaration, in addition to the entire unpaid Loan Principal and the unpaid applicable outstanding Initial Loan Premium, the total amount due and payable to Borrower shall also include the Additional Loan Fee (if applicable), which fee shall continue to accrue and increase after the Note Payment Declaration and until Full Repayment is received by Borrower.

8. Miscellaneous.

8.1. Successors and Assigns. Subject to the exceptions specifically set forth in this Note, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

8.2. Loss or Mutilation of Note. Upon receipt by Borrower of evidence satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to Borrower, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Borrower shall execute and deliver to Lender a new promissory note of like tenor and denomination as this Note.

8.3 Notices. Any notice, demand, offer, request or other communication required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one Business Day after being deposited with an overnight courier service, or (v) four Business Days after being deposited in the U.S. mail as Certified Mail with postage prepaid with return receipt requested, and addressed to the recipient at the addresses set forth below unless another address is provided to the other party in writing:

If to Borrower, to:

Well Chance Investments Limited
C/O Jeffrey Dash
11F, Tower A, Building No. 1 GT International Center
Jia3 Yongandongli, Jianguomenwai Avenue
Chaoyang District, Beijing 100022
People’s Republic of China
Tel:  +86 10 5879 4890
Fax: +86 10 5879 4228

if to Lender, to:

RMK Emerging Growth Opportunity Fund LP
Attn: Mr. Adam M. Roseman
9440 Little Santa Monica Blvd., Suite 401
Beverly Hills, CA  90210
Tel: (310) 402-5901
Fax: (310) 402-5932

8.4 Governing Law. This Note shall be governed in all respects by the laws of the State of California as applied to agreements entered into and performed entirely within the State of California by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

8.5 Waiver and Amendment. Any term of this Note may be amended, waived or modified only with the written consent of Borrower and Lender.

8.6 Remedies; Costs of Collection; Attorneys' Fees. No delay or omission by Lender in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between Lender and the undersigned or any other person shall be deemed a waiver by Lender of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Lender or the exercise of any other right, remedy, power or privilege by Lender. The rights and remedies of Lender described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity. If an Event of Default occurs, Borrower agrees to pay, in addition to the Loan and the applicable Total Loan Fees payable thereon, reasonable attorneys' fees and any other reasonable costs incurred by Lender in connection with its pursuit of its remedies under this Note.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed on the Effective Date.

BORROWER:

WELL CHANCE INVESTMENTS LIMITED

By:	/s/ Jeffrey Dash
Jeffrey Dash,
Chief Executive Officer